Exhibit 99.1

Quanterix Corporation Releases Operating Results for Second Quarter 2020
1H revenue up 12% versus prior year; Q2 services up 33%

Billerica, Mass. – August 4, 2020 — Quanterix Corporation (NASDAQ: QTRX), a company digitizing biomarker analysis to advance the science of precision health, today announced financial results for the three months ending June 30, 2020.

“We’re encouraged to report yet another quarter that exceeded expectations and lays the groundwork for recovery to maintain to our strong growth trajectory in the second half of the year, despite the continued challenges brought on by the coronavirus pandemic,” said Kevin Hrusovsky, Chairman and Chief Executive Officer, Quanterix. “Quanterix has been quick to respond to the crisis with critical testing advances powered by our Simoa technology’s ultra-sensitivity. Through close linkages with KOLs across the Powering Precision Health (PPH) ecosystem, we've advanced important research and facilitated several strategic partnerships aimed at accelerating vital testing and public health solutions. In tandem, we continue to make remarkable gains in neurology as it relates to the long-term impacts of COVID-19 and the ongoing challenge to unlock the secrets of degenerative conditions, such as Alzheimer's disease and Multiple Sclerosis. Numerous pharmaceutical organizations are relying on our neurology assays for Nf-L and newly launched p-tau181 to study these diseases more effectively in blood and support pivotal drug trials. Despite the uncertain global outlook, we're encouraged by our ability to pivot to capitalize on new opportunities, the validation we’ve received via hundreds of peer-reviewed journals, and the opportunity before us to support public health at a critical time in history. Our precision health vision has never been more important and essential. We look forward to sharing more about our progress during our earnings call.”

Second Quarter 2020 Financial Highlights

Key financial results from the second quarter of 2020 are shown below:

•	Q2 total revenue was $13.1M versus prior year Q2 of $13.5M, a decrease of 3%;
•	Q2 product revenue was $6.8M versus prior year Q2 of $8.8M, a decrease of 23%;
•	Q2 service and other revenue was $6.3M versus prior year Q2 of $4.8M, an increase of 33%;

1H 2020 Financial Highlights

Key financial results for the first half of 2020 are shown below:

•	1H total revenue was $28.9M versus prior year 1H of $25.9M, an increase of 12%;
•	1H product revenue was $16.6M versus prior year 1H of $18.3M, a decrease of 9%; and
•	1H service and other revenue was $12.1M versus prior year 1H of $7.6M, an increase of 60%

Second Quarter 2020 Business Highlights – Expanding RUO Market Opportunities & Accelerating Clinical Diagnostic Validation & Potential

COVID-19

•	COVID-19 testing remains fraught with challenges, including potentially high false negative rates due to nasal sampling issues and potentially false positives due to RNA fragments remaining after viral infection has dissipated. The NIH, FDA and CDC are aggressively attempting to innovate new testing approaches to scale better testing solutions. We continue to accelerate our development of differentiated testing solutions, utilizing Simoa’s ultra-sensitivity to support ongoing study of the SARS-CoV-2 virus, and innate and adaptive immune response in blood. The quarter saw considerable advances in applying Simoa’s ultra-sensitivity to serology and antigen viral testing, leading to attractive and strategic opportunities with prominent healthcare, diagnostics and government institutions.

•	We won several population studies with one of the largest multi-national, healthcare payor groups using home sampling dry blood spots for COVID-19 population surveillance and nursing home investigation. While initially COVID-19 is the focus, longer-term we feel home care biomarker precision health surveillance for other disease categories (Neurology, Immunology, Cardiology, Oncology & Others) has the potential to enable earlier detection and therapy intervention, increasing the efficiency of healthcare solutions.
•	We have been selected to receive a $2.8M workplan 1 award under the National Institute of Health (NIH) Rapid Acceleration of Diagnostics Program (RADx) to assess the feasibility of a home-based SARS-CoV-2 Antigen detection test in blood using our Simoa technology. Successful development of such a test has the potential to lower costs, reduce false negatives and positives and eliminate the need for Personal Protective Equipment to take the sample and overall dependence on the nasopharangeal (NP) swab supply chain fraught with scale up challenges.
•	While our response to the pandemic has been highly productive across many fronts, our Q2 2020 Product Revenue was adversely impacted by a reduction in customer activity due to COVID-19 ($6.8M, -23% vs. Q2 2019). Service and other revenue, due to aggressive expansion of Accelerator services to support customers facing disruption due to COVID-19, offset the Product Revenue shortfall ($6.3M, +33% vs. Q2 2019). Q2 GAAP gross margin was 39.7% versus prior year Q2 of 51.2%; Q2 non-GAAP gross margin was 44.1% versus prior year Q2 of 51.2%. Q2 2020 gross margin included 354 bps of adverse impact from our successful HD-X trade-in program and 300 bps of adverse impact from lower absorption due to lower Product Revenue. Use of Cash in Q2 2020 was restricted to $7.6M through proactive working-capital management to offset P&L loss net of non-cash items.
•

We expanded our Accelerator Services capacity to support customers undergoing disruptions and helped them sustain their research and clinical trials during the COVID-19 pandemic. These measures enhanced customer satisfaction & loyalty, enabled growth in our Lab Services (+95% in the 1H 2020 vs 1H 2019) and laid the foundation for conducting population studies and building a Specialty Lab infrastructure for Laboratory Developed Testing (LDT) in the future.

•	Our next-generation Simoa HD-X analyzer is delivering on its promise of increased reliability & performance, as observed in the feedback of our high-volume customers and KOLs in the PPH ecosystem, paving the way for increased utilization and consumable growth.
•	The COVID-19 pandemic has enabled Quanterix to highlight the importance of its ultra-sensitive and specific assay technology and demonstrate its potential for advancing home care precision health.

Neurology

•	We launched ready-to-use kits of N2PA neurology panels, in addition to completing development and a successful early access program for N4PE and tau phosphorylated at threonine 181 (p-tau181), a highly specific biomarker for the study of Alzheimer’s disease pathology, in cerebral spinal fluid (CSF), serum and plasma. A PPH p-Tau-181 webinar received impressive response from KOLs, researchers and investors. Pre-orders for the assay exceeded expectations, with the first supply of the assay selling out in advance of the commercial launch, anticipated in early September.

•	Supported neurofilament light (Nf-L) Clinical Validation through large normative study conducted by University of Basel, Switzerland, with 11,000 healthy controls and over 18,000 samples, initial results and findings are being prepared for publication.
•	Saw expanded potential for our leading sNf-L assay as a critical biomarker of neuronal damage, with early work showing promise to measure long-term neurological impacts among COVID-19 patients and NIH studies demonstrating that Nf-L is a viable biomarker to detect and predict the severity of traumatic brain injury, outperforming other blood test in predictive and diagnostic performance.
•	Began initial support of Alzheimer’s Clinical Drug Trial with a large pharmaceutical company including trials with five neuro biomarkers, including pTau-181 and pTau-217.
•	Biogen completed submission of the biologics license application (BLA) to the FDA seeking approval of aducanumab, its first-in-line investigational treatment for Alzheimer’s disease. Novartis’ multiple sclerosis (MS) drug ofatumumab, which utilized Nf-L as secondary end-point, is under review with FDA. These advances are set to expand the use of biomarker testing using tools such as our Neuro menu and transform how healthcare is practiced in Neurology.

Platform

•	Our sponsorship of Powering Precision Health (PPH) enabled a series of Think Tank Webinars that resulted in frontline researchers accelerating their deployment of Simoa in critical hot zones. These symposiums attracted over 1000 Key Opinion Leaders (KOLs) and helped inform acute care, immune response monitoring and treatment strategies in disease hubs across the globe.
•	Solidified Simoa’s technological leadership in highly sensitive biomarker detection by achieving a 100x sensitivity improvement of the digital enzyme-linked immunosorbent assay (ELISA) using an advanced version of the technology that powers the Company’s HD-X™ and SR-X™ Ultra-Sensitive Biomarker Detection Systems. The breakthrough, published in the journal Lab on a Chip, has the potential to further expand Simoa’s measurement and analysis capabilities to a wider range of soluble protein biomarkers, including many critical to understanding COVID-19.
•	Appeared on Passionate Pioneers with Mike Biselli, a nationally ranked healthcare innovation podcast, and MassBio: Possible Talk, a prominent speaker series hosted by Massachusetts’ leading life science advocacy group, to discuss opportunities to drive critical COVID-19 research advances using Simoa.
•	Quanterix Simoa technology has now been highlighted in a total of 881 peer-reviewed publications. Notably, June was a record month for Simoa journals, with 34 studies published.

Conference Call

In conjunction with this announcement, Quanterix Corporation will host a conference call on August 4 at 5:00 p.m., EDT. Individuals interested in listening to the conference call may do so by dialing (833) 686-9351 for domestic callers, or (612) 979-9890 for international callers. Please reference the following conference ID: 8942449

A live webcast will also be available at: https://edge.media-server.com/mmc/p/roxh2m4q

The webcast will be available on the Company’s website, https://www.quanterix.com/, for one year following completion of the call.

Financial Highlights (in thousands)

Quanterix Income Statement

in '000 USD	Q2 2020	Q2 2019	YTD 2020	YTD 2019
Product Revenue	6,790	8,776	16,623	18,322
Service and Other Revenue	6,317	4,760	12,079	7,550
Collaboration Revenue	23	0	155	0
Total Revenue	13,130	13,536	28,857	25,872

Cost of Product Revenue	5,416	4,455	11,602	8,704
Cost of Service Revenue	2,501	2,150	5,229	4,232
Gross Profit	5,213	6,931	12,026	12,936
Gross Margin %	39.7%	51.2%	41.7%	50.0%

Research and Development	4,312	4,016	8,580	7,868
Selling, General and Administrative	13,102	13,429	27,375	24,941
Total Operating Expenses	17,414	17,445	35,955	32,809

Loss From Operations	-12,201	-10,514	-23,929	-19,873
Interest income (expense), net	-108	42	53	64
Other income (expense), net	-11	-68	-178	-115
Tax	18	-23	142	-44
Net Loss	-12,302	-10,563	-23,912	-19,968

Weighted average shares outstanding was 28.3 million for Q2 2020 and 28.2 million for YTD 2020.

Quanterix Balance Sheet

in '000 USD	At 6/30/20	At 12/31/19
Cash and Cash Equivalents	88,806	109,155
Accounts Receivable	9,526	10,906
Inventory	13,789	10,463
Prepaid Expenses and Other	2,117	2,137
Total Current Assets	114,238	132,661
Restricted Cash	1,000	1,026
Property and Equipment, Net	12,353	12,047
Intangible Assets, Net	13,310	14,307
Goodwill	9,390	9,353
Right-of-Use Assets	12,120	0
Other Non-Current Assets	529	557
Total Assets	162,940	169,951

Accounts Payable & Accrued Expenses	12,850	14,845
Deferred Revenue	5,019	4,697
Current Portion of Long Term Debt	0	75
Lease Liabilities	729	0
Other Current Liabilities	299	216
Total current liabilities	18,897	19,833
Deferred Revenue, Net of Current Portion	384	466
Long Term Debt, Net of Current Portion	7,630	7,587
Lease Liabilities, Net of Current Portion	22,458	0
Other Non-Current Liabilities	2,537	13,407
Total Liabilities	51,906	41,293

Total Stockholders’ Equity	111,034	128,658

Total Liabilities and Stockholders’ Equity	162,940	169,951

Use of Non-GAAP Financial Measures

To supplement the Company’s financial statements presented on a GAAP basis, the Company has provided certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross profit and non-GAAP gross margin. Management uses these non-GAAP measures to evaluate the Company’s operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. Management believes that such measures are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing the Company’s operating performance. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures set forth below.

Reconciliation of Non-GAAP Financials

(in thousands)

(unaudited)

	2020	2019	2020	2019
	Three months ended		Six months ended
	June 30		June 30
Total revenue	$13,130	$13,536	$28,857	$25,872

Gross profit	$5,213	$6,931	$12,026	$12,936
Acquisition-related purchase accounting charges (Note 1)	$576	$—	$1,396	$—
Non-GAAP gross profit	$5,789	$6,931	$13,422	$12,936
GAAP gross margin %	39.7%	51.2%	41.7%	50.0%
Non-GAAP gross margin %	44.1%	51.2%	46.5%	50.0%

Note 1: During the three months ended June 30, 2020, we incurred $194 thousand and of acquisition-related amortization of inventory valuation and $382 thousand of acquisition-related amortization of intangible assets adjustments in connection with our acquisition of UmanDiagnostics.  During the six months ended June 30, 2020, we incurred $631 thousand and of acquisition-related amortization of inventory valuation and $765 thousand of acquisition-related amortization of intangible assets adjustments in connection with our acquisition of UmanDiagnostics.

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Billerica, Massachusetts. For additional information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts:

Quanterix

Stephen Hrusovsky, 774-278-0496

shrusovsky@quanterix.com

PAN Communications

Staci Didner, 617-502-4300

quanterix@pancomm.com